UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO.1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       May 30, 2006
NaviSite, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 2.02 Results of Operations and Financial Condition.
Due to an administrative error, the “total liabilities and stockholders’ equity (deficit)” of NaviSite, Inc. (the “Company”) for the fiscal year ended July 31, 2005 was reported in Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2006 (the “Original 8-K”) as $100,117 (in thousands). The “total liabilities and stockholders’ equity (deficit)” of the Company for the fiscal year ended July 31, 2005 was $101,177 (in thousands) and Item 2.02 and Exhibit 99.1 to the Original 8-K are hereby amended to so reflect. The press release issued by the Company on May 30, 2006 reflected the correct figure.
The information set forth in this Item 2.02 and in Exhibit 99.1 to the Original 8-K, as hereby amended, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information set forth in this Item 2.02 and in Exhibit 99.1 to the Original 8-K, as hereby amended, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NaviSite, Inc.
Date: June 1, 2006	By:	/s/ John J. Gavin, Jr.
John J. Gavin, Jr.
Chief Financial Officer